UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2021

Sundance Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36302	61-1949225
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 17th Street, Suite 700 Denver, CO (Address of principal executive offices)	80265 (Zip Code)

Registrant’s telephone number, including area code: (303) 543-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol*	Name of Exchange on Which Registered
Common Stock, par value $0.001 per share	SNDEQ	*

*The registrant’s Common Stock began trading on the Pink Open Market on March 19, 2021 under the symbol “SNDEQ.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed, on March 9, 2021 (the “Petition Date”), Sundance Energy Inc., a Delaware corporation (the “Parent” or “we”), and each of its direct and indirect subsidiaries (collectively with the Parent, the “Company”), filed voluntary petitions for relief (collectively, the “Petitions” and, the cases commenced thereby, the “Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (Houston) (the “Bankruptcy Court”). The Company also filed with the Bankruptcy Court the proposed Joint Prepackaged Plan of Reorganization for Sundance Energy Inc. and its Affiliate Debtors under Chapter 11 of the Bankruptcy Code (as amended, modified or supplemented from time to time, the “Plan”), as contemplated by that certain Restructuring Support Agreement, dated as of March 9, 2021 (as amended, modified or supplemented from time to time, the “RSA”) among the Company and (i) the administrative agent under the Company’s revolving credit facility (the “RBL Facility”); (ii) certain lenders under the RBL Facility party thereto; (iii) the administrative agent under the Company’s term loan credit facility (the “Prepetition Term Loan Facility”); and (iv) certain lenders under the Prepetition Term Loan Facility party thereto (the “Consenting Term Lenders”). On April 19, 2021, the Bankruptcy Court entered an order confirming and approving the Plan (the “Confirmation Order”). The Plan was previously filed as Exhibit 2.1 to the Parent’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 19, 2021 and is hereby incorporated by reference as Exhibit 2.1 to this Current Report on Form 8-K.

On April 23, 2021 (the “Effective Date”), the conditions to effectiveness of the Plan were satisfied or waived and the Company emerged from Chapter 11. The Company filed a notice of the Effective Date of the Plan with the Bankruptcy Court on April 23, 2021 (the “Notice of Effective Date”). A copy of the Notice of Effective Date is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement.

Exit Facility Credit Agreement

On the Effective Date, the Parent and Sundance Energy, Inc., a Colorado corporation, entered into a new first-out senior secured revolving credit facility with Toronto Dominion (Texas) LLC, as administrative agent, and the other lenders from time to time party thereto (the “Revolving Credit Facility”) and a second-out senior secured term loan credit facility (the “Term Loan Facility” and, together with the Revolving Credit Facility, the “Credit Facilities”) by amending and restating the company’s existing credit agreement (as so amended and restated, the “Amended and Restated Credit Agreement”). The Revolving Credit Facility provides for revolving loans in an aggregate amount of up to $250 million, subject to borrowing base capacity. Letters of credit will be available up to the lesser of (a) $20 million and (b) the aggregate unused amount of commitments under the Revolving Credit Facility then in effect. On the Effective Date, Sundance Energy, Inc. will borrow $30 million in term loans under the Term Loan Facility. The Credit Facilities will mature on April 23, 2024. Beginning on the last Business Day of the fourth full fiscal quarter following the Effective Date, the term loans under the Term Loan Facility will amortize on a quarterly basis in an amount equal to $2.5 million. Our obligations under the Credit Facilities will be guaranteed by the Parent and the Parent’s direct and indirect subsidiaries (subject to certain permitted exceptions) (the Parent and such subsidiaries, the “Guarantors”) and will be secured by a lien on substantially all of Sundance Energy, Inc.’s, and each of the Guarantor’s assets (subject to certain exceptions).

Borrowings and letters of credit under the Revolving Credit Facility will be limited by borrowing base calculations set forth therein. The initial borrowing base is $107.5 million, subject to redetermination. The borrowing base will be redetermined semiannually on or around March 1, 2022 and October 3, 2022, and on or around the first Business Day (as defined in the Amended and Restated Credit Agreement) of April and October in 2023 and each year thereafter, as applicable, with one interim “wildcard” redetermination available between scheduled redeterminations. The first scheduled redetermination will be on or around March 1, 2022.

Borrowings under the Revolving Credit Facility will bear interest at a floating rate at our option, which can be either an adjusted Eurodollar rate plus an applicable margin of 3.00% - 4.00% per annum or a base rate plus an applicable margin of 2.00% - 3.00% per annum, in each case, with the applicable margin dependent on the utilization percentage of the borrowing base. Borrowings under the Term Loan Facility will bear interest at a floating rate at our option, which can be either an adjusted Eurodollar rate plus 8.00% per annum or a base rate plus an applicable margin of 7.00% per annum.

Our Credit Facilities will contain customary covenants, including, but not limited to, restrictions on our ability and that of our subsidiaries to merge and consolidate with other companies, incur indebtedness, grant liens or security interests on assets, make acquisitions, loans, advances or investments, pay dividends, sell or otherwise transfer assets, or enter into transactions with affiliates.

The Credit Facilities will provide that, upon the occurrence of certain events of default, our obligations thereunder may be accelerated and the lending commitments terminated. Such events of default include payment defaults to the lenders thereunder, material inaccuracies of representations and warranties, covenant defaults, cross-defaults to other material indebtedness, voluntary and involuntary bankruptcy proceedings, material money judgments, certain change of control events and other customary events of default.

The foregoing description of the Amended and Restated Credit Agreement, including the Credit Facilities, is qualified in its entirety by the full text of the Amended and Restated Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Stockholders Agreement

On the Effective Date, the Parent entered into a Stockholders Agreement (the “Stockholders Agreement”) with certain stockholders of the Parent party thereto (collectively, the “Investors”), to provide for certain governance matters relating to the Parent. Other than obligations related to Confidential Information (as defined in the Stockholders Agreement), the rights and preferences of an Investor under the Stockholders Agreement will terminate when such Investor ceases to own shares of the Parent’s Common Stock, par value $0.001 per share (the “New Common Stock”). Further, the Stockholders Agreement shall terminate with respect to all Investors on the earliest of (i) the occurrence of a Liquidity Event (as defined in the Stockholders Agreement); (ii) the initial underwritten public offering of the New Common Stock or other equity interests of the Parent pursuant to an effective Registration Statement; or (iii) the written agreement of all Investors.

This description of the Stockholders Agreement is qualified in its entirety by reference to the full text of the Stockholders Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02	Termination of Material Definitive Agreement.

Equity Interests

On the Effective Date, by operation of the Plan and the Confirmation Order, all agreements, instruments, and other documents evidencing, relating to or connected with any equity interests of the Parent, issued and outstanding immediately prior to the Effective Date, and any rights of any holder in respect thereof, were deemed cancelled, discharged and of no force or effect.

On the Effective Date, the Parent filed a Form 15 with the Securities and Exchange Commission (“SEC”) to deregister its securities under Section 12(g) of the Securities Exchange Act of 1934, as amended (the Exchange Act), and no longer intends to file any further periodic or current reports under the Exchange Act.

DIP Facility

On the Effective Date, the Junior Secured Debtor-in-Possession Credit Agreement, dated as of March 11, 2021, by and among the Parent, Sundance Energy, Inc., a Colorado corporation, as borrower, each other direct and indirect subsidiary of the Parent, as guarantors, Morgan Stanley Capital Administrators Inc. as administrative agent, and the lenders party thereto, with respect to that certain debtor-in-possession term loan facility (the “DIP Facility”), was paid in full through the issuance of New Common Stock to holders of Allowed DIP Facility Claims (as defined in the Plan) in accordance with the terms of the Plan and terminated.

Prepetition Term Loan Facility

On the Effective Date, the Prepetition Term Loan Facility, dated as of April 23, 2018 (as amended, modified, or supplemented), by and among the Parent, Sundance Energy, Inc., as borrower, each other direct and indirect subsidiary of the Parent, as guarantors, Morgan Stanley Capital Administrators Inc. as administrative agent, and the lenders party thereto, was paid in full through the issuance of New Common Stock to holders of Allowed Prepetition Term Loan Claims (as defined in the Plan) in accordance with the terms of the Plan and terminated.

Item 2.01	Termination of Existing Equity Interests.

The description of the Equity Interests set forth in Item 1.02 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above relating to the Exit Facility Credit Agreement is incorporated herein by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

Upon the Effective Date of the Plan, all previously issued and outstanding equity interests in the Parent were cancelled and the Parent issued 245,513 shares of New Common Stock to holders of Allowed DIP Facility Claims and 400,000 shares of New Common Stock to holders of Allowed Prepetition Term Loan Claims.

The New Common Stock described above were exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 1145 of the Bankruptcy Code (which generally exempts from such registration requirements the issuance of securities under a plan of reorganization).

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under the Introductory Note and Items 1.01, 1.02, 3.02, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.03.

Item 5.01	Changes in Control of the Registrant.

As previously disclosed, on the Effective Date, all previously issued and outstanding equity interests in the Parent were cancelled. The Parent issued New Common Stock to holders of Allowed DIP Facility Claims and Allowed Prepetition Term Loan Claims, in each case, pursuant to the Plan. For further information, see items 1.01, 1.02, 3.02 and 3.03 of this Current Report on Form 8-K, which are incorporated herein by reference into this Item 5.01.

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure and Appointment of Directors

Pursuant to the Plan and the Confirmation Order, as of the Effective Date, the following directors ceased to serve on the Parent’s board of directors: Steve McDaniel, Judith D. Buie, Damien Hannes, H. Weldon Holcombe, Eric P. McCrady, Neville W. Martin and Thomas L Mitchell.

Pursuant to the Plan and the Confirmation Order, the Parent’s new board of directors shall consist of the four members listed below, who were appointed as of the Effective Date:

•	David Lazarus

•	Owen Hill

•	Dan Vogel

•	Damon Putman

In connection with their appointment, Mr. Lazarus, Mr. Hill, Mr. Vogel, and Mr. Putman each entered into an indemnification agreement with the Parent providing for indemnification and advancement of litigation and other expenses to the fullest extent permitted by law for claims relating to their service to the Parent and its subsidiaries. The foregoing description of the indemnification agreement is qualified in its entirety by the full text of the document, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

As of the Effective Date of the Plan, other than as set forth in the Plan and the Plan Supplement (as defined in the Plan), there are no arrangements or understandings between any of the listed directors and any other persons pursuant to which such director was selected as a director and there are no transactions in which any of the listed directors has an interest in which requires disclosure under Item 404(a) of Regulation S-K.

Stock Incentive Plan

Pursuant to the terms of the Plan, the Parent adopted the Sundance Energy Inc. 2021 Stock Incentive Plan (the “Stock Incentive Plan”) providing for the issuance from time to time, as approved by the Parent’s new board of directors, of equity and equity-based awards, in the aggregate and on a fully-diluted basis, of up to 41,203 shares of New Common Stock, representing six percent (6%) of the New Common Stock issued or to be issued as of the Effective Date. The Stock Incentive Plan also contains provisions with respect to payment of exercise or purchase prices, vesting and expiration of awards, adjustments and treatment of awards upon certain corporate transactions, transferability of awards and tax withholding requirements. The Stock Incentive Plan may be amended or terminated by the Board at any time, subject to certain limitations requiring stockholder consent or the consent of the participant. The Stock Incentive Plan will expire on the tenth anniversary of its effective date.

The foregoing description of the Stock Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Incentive Plan, which is attached hereto as Exhibit 10.4 and is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Effective Date, pursuant to the terms of the Plan and the Confirmation Order, the Parent filed the Amended and Restated Certificate of Incorporation of Sundance Energy Inc. (the “Certificate of Incorporation”) with the office of the Secretary of State of Delaware. Also on the Effective Date, and pursuant to the terms of the Plan and the Confirmation Order, the Parent adopted the Amended and Restated Bylaws of Sundance Energy Inc. (the “Bylaws”).

Pursuant to the Certificate of Incorporation, the total number of shares of stock of all classes of authorized capital stock of the Parent consists of 1,500,000 shares of New Common Stock.

Each holder of shares of New Common Stock, as such, shall be entitled to one vote for each share of New Common Stock held of record by such holder on all matters submitted for a vote of the stockholders of the Parent, in addition to any other vote required by law. Except as otherwise required by law or provided in the Stockholders Agreement, the board of directors of the Parent (the “Board”) may be filled by the affirmative votes of a majority of the remaining members of the Board.

The holders of New Common Stock may receive such dividends as the Board may declare in its discretion out of legally available funds. Holders of New Common Stock will share equally in the Parent’s assets upon liquidation after payment or provision for all liabilities and any preferential liquidation rights then outstanding. Shares of New Common Stock are not subject to any redemption provisions and are not convertible into any of the Parent’s other securities.

Anti-Takeover Provisions

Some provisions of Delaware law, the Certificate of Incorporation and the Bylaws summarized below could make certain change of control transactions more difficult, including acquisitions of the Parent by means of a tender offer, proxy contest or otherwise, as well as removal of the incumbent directors. These provisions may have the effect of preventing changes in management. It is possible that these provisions would make it more difficult to accomplish or deter transactions that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the New Common Stock.

Business Combinations under Delaware Law

The Parent expressly elects not to be governed by, or subject to, Section 203 of the Delaware General Corporation Law (“DGCL”). In general, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination or the transaction by which the person became an interested stockholder is approved by the corporation’s board of directors and/or stockholders in a prescribed manner or the person owns at least 85% of the corporation’s outstanding voting stock after giving effect to the transaction in which the person became an interested stockholder. The term “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s voting stock. A Delaware corporation may “opt out” from the application of Section 203 through a provision in its certificate of incorporation or by-laws. The Parent has “opted out” from the application of Section 203.

Number and Election of Directors

As of the Effective Date of the Plan, the Board shall consist of not less than one nor more than fifteen members, the exact number of which shall be determined from time to time exclusively by resolution adopted by directors representing at least a majority of the Board.

Calling of Special Meeting of Stockholders

The Bylaws provide that special meetings of stockholders may be called only by (i) the Board or (ii) the secretary of the Parent, following receipt of one or more written demands to call a special meeting of the stockholders from stockholders of record who own, in the aggregate, at least 20% of the voting power of the outstanding shares of the Parent then entitled to vote on the matter or matters to be brought before the proposed special meeting that complies with the procedures for calling a special meeting of the stockholders as may be set forth in the Bylaws.

Other Limitations on Stockholder Actions

The Bylaws provide that for so long as the Stockholders Agreement remains in effect, with respect to all matters decided by the Board, each director shall have a number of votes equal to the number of shares held by the stockholder and its Affiliates (as defined in the Bylaws) that own shares of New Common Stock that appointed such director pursuant to the Stockholders Agreement. Thereafter, each director shall have one vote with respect to all matters decided by the Board.

Newly Created Directorships and Vacancies on the Board

The Bylaws provide that vacancies on the Board resulting from death, resignation, removal, disqualification or other causes, and newly created directorships resulting from any increase in the number of directors on the Board, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by the sole remaining director.

Authorized but Unissued Shares

Under Delaware law, the Parent’s authorized but unissued shares of New Common Stock are available for future issuance without stockholder approval. The Parent may use these additional shares of New Common Stock for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued shares of New Common Stock could render more difficult or discourage an attempt to obtain control of the Parent by means of a proxy contest, tender offer, merger or otherwise.

The descriptions of the Certificate of Incorporation and the Bylaws are qualified in their entirety by reference to the full texts of the Certificate of Incorporation and the Bylaws, which are attached as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On April 23, 2021, the Company issued a press release announcing the Company’s emergence from Bankruptcy. A copy of the press release is being furnished as Exhibit 99.2.

The information contained in this Item 7.01, including in Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Parent’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements reflect management’s current expectations based on currently available information, but are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in or implied by the forward-looking statements. Our forward-looking statements are generally identified with words such as “anticipate,” “believe,” budgeted,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “scheduled,” “should,” or other similar words. Risks, uncertainties and assumptions that could affect our forward-looking statements include, among other things the risk related to the impact of the COVID-19 pandemic in geographic regions or markets served by us, or where our operations are located, including the risk of global recession and the other risk factors that have been listed from time to time in the Parent’s reports filed with the SEC, including but not limited to the Parent’s Annual Report on Form 10-K for the year ended December 31, 2020 and any subsequently filed Form 10-Q or Form 8-K.

You should also understand that it is not possible to predict or identify all such factors and should not consider the risk factors in our reports filed with the SEC or the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to: the factors listed in our reports filed with the SEC from time to time. All forward-looking statements included in this notification should be considered in the context of these risks. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
2.1	Joint Prepackaged Plan of Reorganization for Sundance Energy Inc. and Its Affiliate Debtors Under Chapter 11 of the Bankruptcy Code. (incorporated by reference to Exhibit 2.1 of the Parent’s Current Report on Form 8-K filed April 19, 2021).

3.1	Amended and Restated Certificate of Incorporation of Sundance Energy Inc.
3.2	Amended and Restated Bylaws of Sundance Energy Inc.
10.1#	Amended and Restated Credit Agreement, dated as of April 23, 2021, among Sundance Energy, Inc., as borrower, Sundance Energy Inc., as parent, Toronto Dominion (Texas) LLC as administrative agent and an issuing lender, and the lenders named therein.
10.2	Stockholders Agreement, dated as of April 23, 2021, among Sundance Energy Inc., the stockholders named therein and all other stockholders party thereto from time to time.
10.3	Form of Indemnification Agreement.
10.4	Sundance Energy Inc. 2021 Stock Incentive Plan.
99.1	Notice of Effective Date.
99.2	Press Release, dated April 23, 2021.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

# Certain schedules and similar attachments have been omitted. The Parent agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNDANCE ENERGY INC.

Date: April 23, 2021	By:	/s/ Cathy L. Anderson
	Name:	Cathy L. Anderson
	Title:	Chief Financial Officer